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                                                                    Exhibit 23.2
                                                Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of the attached registration statement.



Arthur Andersen LLP

Chicago, Illinois
January 26, 2000